Exhibit 99.3

Longevity Market

Assets, LLC

Unaudited Condensed Consolidated Financial

Statements as of March 31, 2023 and

December 31, 2022, and for the Three Months

Ended March 31, 2023 and 2022

LONGEVITY MARKET ASSETS, LLC

TABLE OF CONTENTS

Page
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2023, AND DECEMBER 31, 2022, AND FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022:

Condensed Consolidated Balance Sheets	3

Condensed Consolidated Statements of Operations and Comprehensive Income	4

Condensed Consolidated Statements of Members’ Equity	5

Condensed Consolidated Statements of Cash Flows	6

Notes to Unaudited Condensed Consolidated Financial Statements	7–24

LONGEVITY MARKET ASSETS, LLC

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2023 AND DECEMBER 31, 2022

	March 31, 2023 (unaudited)	December 31, 2022 (audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$19,722,152	$30,052,823
Accounts receivable	—	10,448
Related party receivable	85,887	198,364
Due from affiliates	3,752,983	2,904,646
Prepaid expenses and other current assets	312,763	116,646

Total current assets	23,873,785	33,282,927

PROPERTY AND EQUIPMENT—Net	17,574	18,617

OTHER ASSETS:
Operating right-of-use asset	65,122	77,011
Life settlement policies, at cost	35,899,041	8,716,111
Life settlement policies, at fair value	27,093,473	13,809,352
Available for sale securities, at fair value	1,000,000	1,000,000
Other investments, at cost	1,450,000	1,300,000
Other non-current assets, at fair value	1,050,420	890,829

TOTAL ASSETS	$90,449,415	$59,094,847

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$15,029,474	$40,014
Due to affiliates	264,107	263,785
Operating lease liabilities—current portion	48,904	48,127
Accrued transaction costs	1,306,062	908,256
Other current liabilities	50,984	42,227

Total current liabilities	16,699,531	1,302,409

Long-term debt, at fair value	37,401,688	28,249,653
Operating lease liabilities—noncurrent portion	16,794	29,268
Deferred tax liability	669,222	1,363,820

TOTAL LIABILITIES	54,787,235	30,945,150

COMMITMENTS AND CONTINGENCIES (Note 9)

MEMBERS’ EQUITY:
Common units, $10.00 par value; 5,000 common units issued and outstanding as of March 31, 2023 and December 31, 2022	50,000	50,000
Additional paid-in capital	660,000	660,000
Retained earnings	33,572,826	25,487,323
Accumulated other comprehensive income	967,454	1,052,836
Non-controlling interest	411,900	899,538

Total members’ equity	35,662,180	28,149,697

TOTAL LIABILITIES AND EQUITY	$90,449,415	$59,094,847

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

LONGEVITY MARKET ASSETS, LLC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022

	Three Months Ended March 31,
	2023	2022
REVENUES:
Portfolio servicing revenue
Related-party servicing revenue	$213,447	$200,905
Portfolio Servicing revenue	89,424	370,000

Total portfolio servicing revenue	302,871	570,905
Active management revenue
Investment Income from life insurance policies held using investment method	8,392,334	8,015,000
Change in fair value of life insurance policies (policies held using fair value method)	1,578,184	1,291,492

Total active management revenue	9,970,518	9,306,492
Total revenues	10,273,389	9,877,397

COST OF REVENUES (Excluding depreciation stated below)	489,550	1,419,956

Gross Profit	9,783,839	8,457,441

OPERATING EXPENSES:
Sales and marketing	729,004	630,000
General, administrative, and other	696,892	641,205
Change in fair value of debt	953,433	41,634
Unrealized (gain)/loss on investments	(125,220)	15,953
Depreciation	1,043	1,043

Total operating expenses	2,255,152	1,329,835

Operating income	7,528,687	7,127,605

OTHER (EXPENSE) INCOME
Interest (expense)	(357,383)	—
Interest income	7,457	—
Other (expense)	(210,432)	(114,792)

Total other (expense) income	(560,358)	(114,792)
Net income before tax	6,968,329	7,012,813

Income tax (benefit)	(656,467)	—

NET INCOME	7,624,796	7,012,813

LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	(460,707)	—

NET INCOME ATTRIBUTABLE TO LONGEVITY MARKET ASSETS, LLC	$8,085,503	$7,012,813

EARNINGS PER UNIT:
Basic earnings per unit	$1,524.96	$1,402.56
Diluted earnings per unit	$1,524.96	$1,402.56
Weighted-average units outstanding—basic	5,000	5,000
Weighted-average units outstanding—diluted	5,000	5,000
NET INCOME	7,624,796	7,012,813
Other comprehensive income (loss), net of tax:
Change in fair value of debt	(112,313)	—

Comprehensive income before non-controlling interests	7,512,483	7,012,813
Less: Net income (loss) attributable to non-controlling interests	(460,707)	—
Less: Comprehensive income (loss) attributable to non-controlling interests	(26,931)	—

Comprehensive income attributable to Longevity Market Assets, LLC	$8,000,121	$7,012,813

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

LONGEVITY MARKET ASSETS, LLC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022

	Common units		Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Noncontrolling Interests	Total Members’ Equity
	Units	Amount
LANCE AS OF DECEMBER 31, 2021	5,000	$50,000	$660,000	$205,048	$—	$(148,155)	$766,894
Distributions	—	—	—	(2,090,000)	—	—	(2,090,000)
Net income	—	—	—	7,012,813	—	—	7,012,813

BALANCE AS OF MARCH 31, 2022	5,000	$50,000	$660,000	$5,127,862	$—	$(148,155)	$5,689,707

	Common units		Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Noncontrolling Interests	Total Members’ Equity
	Units	Amount
BALANCE AS OF DECEMBER 31, 2022	5,000	$50,000	$660,000	$25,487,323	$1,052,836	$899,538	$28,149,697
Distributions	—			—	—	—	—
Other comprehensive income	—	—	—	—	(85,382)	(26,931)	(112,313)
Net income	—	—	—	8,085,503	—	(460,707)	7,624,796

BALANCE AS OF MARCH 31, 2023	5,000	$50,000	$660,000	$33,572,826	$967,454	$411,900	$35,662,180

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

LONGEVITY MARKET ASSETS, LLC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,624,796	$7,012,813
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,043	1,043
Unrealized (gain)/loss on investments	(125,220)	—
Unrealized (gain) on policies	(1,192,865)	(2,791,492)
Change in fair value of debt	953,433	—
Income tax (benefit)	(656,468)	—
Non-cash lease expense	192	—
Changes in operating assets and liabilities:
Accounts receivable	10,448	—
Related party receivable	112,477	(1,433)
Prepaid expenses and other current assets	(196,117)	9,627
Other noncurrent assets	(34,371)	—
Accounts payable	14,989,460	—
Accrued transaction costs	397,806	—
Other current liabilities	8,757	(20,192)
Life Settlement Policies purchased, at fair value	(12,091,256)	—
Life Settlement Policies purchased, at cost	(27,182,930)	—

Net cash provided by/(used in) operating activities	(17,380,815)	4,210,366

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of other investments, at cost	(150,000)	(1,288,305)
Due from affiliates	(848,337)	—

Net cash (used in) investing activities	(998,337)	(1,288,305)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of long term debt, at fair value	8,048,159	6,565,004
Due to affiliates	322	(612,380)
Member capital distribution	—	(2,090,000)

Net cash provided by financing activities	8,048,481	3,862,624

NET INCREASE (DECREASE) IN CASH	(10,330,671)	6,784,685

CASH AT THE BEGINNING OF THE YEAR	30,052,823	102,420

CASH AT THE END OF THE YEAR	$19,722,152	$6,887,105

The accompanying notes are an integral part of these consolidated financial statements.

LONGEVITY MARKET ASSETS, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS

Longevity Market Assets, LLC (together with its subsidiaries, the “Company” or LMA) was formed in February 2017 as Abacus Life Services, LLC in the state of Florida and, subsequently, changed its name in February 2022. The Company is a provider of services pertaining to life insurance settlements, and offers policy servicing to owners and purchasers of life settlement assets, as well as consulting, valuation, and actuarial services. The Company offers value to the owners of life settlements by monitoring and maintaining the policy, and performing all administrative work involved to keep the policy in force and at the premium level most advantageous to the owner.

The Company is also engaged in buying and selling of life settlement policies in which it uses its own capital, and purchases life settlement contracts with the intent to either hold to maturity to receive the associated death claim payout or to sell to another purchaser of life settlement contracts for a gain on the sale. The Company is headquartered in Orlando, Florida.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The condensed consolidated financial statements and the accompanying notes have been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair statement of the results of operations for the periods presented. The condensed consolidated results of operations for any interim period are not necessarily indicative of the results to be expected for the full year or for any other future years or interim periods.

Refer to this note in the annual financial statements for the full list of the Company’s significant accounting policies. The details in those notes have not changed, except as discussed below and as a result of normal adjustments in the interim periods.

Basis of Presentation—The accompanying condensed consolidated financial statements of the Company have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These statements include the financial statements of Longevity Market Assets, LLC and its wholly owned and controlled subsidiaries, and subsidiaries in which the Company holds a controlling financial interest or is the primary beneficiary. Intercompany transactions and accounts have been eliminated in consolidation.

Unaudited Condensed Consolidated Financial Statements—The condensed consolidated financial statements have been prepared on a basis consistent with the audited annual financial statements as of and for the year ended December 31, 2022, and, in the opinion of management, reflect all adjustments, consisting solely of normal recurring adjustments, necessary for the fair presentation of the Company’s financial position as of March 31, 2023, and the condensed consolidated results of its operations and comprehensive income and its consolidated cash flows for the three months ended March 31, 2023 and 2022. The condensed consolidated statements of operations and comprehensive income for the three months ended March 31, 2023, are not necessarily indicative of the results to be expected for the full year ending December 31, 2023, or any other period.

Consolidation of Variable Interest Entities—For entities in which the Company has variable interests, the Company first evaluates whether the entity meets the definition of a variable interest entity (VIE) or a voting interest entity (VOE). If the entity is a VIE, the Company focuses on identifying whether it has the power to direct the activities that most significantly impact the VIE’s economic performance and whether it has the obligation to absorb losses or the right to receive benefits from the VIE. If the Company is the primary beneficiary of a VIE, the assets, liabilities, and results of operations of the VIE will be included in the Company’s condensed consolidated financial statements. The proportionate share not owned by the Company is recognized as noncontrolling interest and net income attributable to noncontrolling interest on the Condensed Consolidated Balance Sheet and Condensed Consolidated Statements of Operations and Comprehensive Income, respectively. If the entity is a VOE, the Company evaluates whether it has the power to control the VOE through a majority voting interest or through other arrangements.

Accounting Standards Codification (ASC) Topic 810, Consolidations, requires the Company to separately disclose on its condensed consolidated balance sheet the assets of consolidated VIEs and liabilities of consolidated VIEs as to which there is no recourse against the Company. As of March 31, 2023, total assets and liabilities of consolidated VIEs is $38,948,837 and $34,873,440, respectively. As of December 31, 2022, total assets and liabilities of consolidated VIEs is $30,073,972 and $27,116,762, respectively.

On October 4, 2021, the Company entered into an operating agreement with LMX Series, LLC (LMX) and three other unaffiliated investors to obtain a 70% ownership interest in LMX, which was newly formed in August 2021. LMX had no operating activity prior to the operating agreement being signed. LMX has a wholly owned subsidiary, LMATT Series 2024, Inc., a Delaware C corporation. While the Company and three other investors each contributed $100 to LMX, the Company directs the most significant activities by managing the investment offerings, and sponsoring and creating structured investment grade insurance liabilities, and thus was provided a 70% ownership interest. LMX is a VIE and the Company is the primary beneficiary of LMX. The Company has included the results of LMX and its subsidiaries in its condensed consolidated financial statements for the period ended March 31, 2023.

On March 3, 2022, the Company obtained an 80% ownership interest in Longevity Market Advisors, LLC (“Longevity Market Advisors”). The Longevity Market Advisors legal entity was established primarily for the purpose of acquiring the assets of a broker/dealer, Regional Investment Services, Inc. (RIS), an Ohio corporation. Longevity Market Advisors is a VIE and the Company is the primary beneficiary of Longevity Market Advisors. The purchase price payable in exchange for RIS was $60,000. The Company evaluated whether this represented a business combination or an asset acquisition under ASC 805. While the purchase of the RIS represents a business, it was further determined that as RIS was purchased for the primary reason of being registered by the Financial Industry Regulatory Authority (“FINRA”). As there are no tangible or intangible assets of value from the RIS that would meet the capitalization criteria that have standalone value, the Company has expensed the purchase in general and administrative costs. Upon closing of the transaction, Longevity Market Advisors will comprise 100% of the ownership structure of RIS, and RIS will be a wholly owned subsidiary. The Company has included the results of Longevity Market Advisors in its condensed consolidated financial statements for the period ended March 31, 2023.

On November 30, 2022, LMA Series, LLC, a wholly owned subsidiary of the Company, signed an Operating Agreement to be the sole member of a newly created general partnership, LMA Income Series, GP, LLC. Subsequent to that, LMA Income Series, GP, LLC formed a limited partnership, LMA Income Series, LP and issued partnership interests to limited partners in a private placement offering. It was determined that LMA Series, LLC is the primary beneficiary of LMA Income Series, LP and thus has fully consolidated the limited partnership in its condensed consolidated financial statements for the year ended December 31, 2022 and for the three months ended March 31, 2023.

On January 31, 2023, LMA Series, LLC, a wholly owned subsidiary of the Company, signed an Operating Agreement to be the sole member of a newly created general partnership, LMA Income Series II, GP, LLC. Subsequent to that, LMA Income Series II, GP, LLC formed a limited partnership, LMA Income Series II, LP and issued partnership interests to limited partners in a private placement offering. It was determined that LMA Series, LLC is the primary beneficiary of LMA Income Series II, LP and thus has fully consolidated the limited partnership in its condensed consolidated financial statements for the three months ended March 31, 2023.

Non-Consolidated Variable Interest Entities—On January 1, 2021, the Company entered into an option agreement with two commonly owned full-service origination, servicing, and investment providers (the

“Providers”), in which the Company agreed to fund certain capital needs with an option to purchase the outstanding equity ownership of the Providers.

The Company accounted for its investment in the call options as an equity security, pursuant to ASC 321. In arriving at this accounting conclusion, the Company first considered whether the call option met the definition of a derivative pursuant to ASC 815 and concluded that it did not as the instrument does not provide for net settlement and accordingly is not a derivative. The Company also concluded that the call option does not provide the Company with a controlling financial interest in the legal entity pursuant to ASC 810. The call option includes material contingencies prior to exercisability that the Company does not anticipate will be resolved; additionally, the call option is in a legal entity for which the share price has no readily determinable fair value. The Company’s basis in the call option, pursuant to ASC 321, is zero and accordingly the call option is not reflected in the statement of financial position

The Company provided $29,721 and $114,792 of funding for the period ended March 31, 2023 and March 31, 2022, respectively which is included in Other (expense) income on the Condensed Consolidated Statements of Operations and Comprehensive Income. See Note 9, Commitments and Contingencies.

For the period ended March 31, 2023, and for the year ended December 31, 2022, the Providers were considered to be VIEs, but were not consolidated in our condensed consolidated financial statements due to a lack of the power criterion or the losses/benefits criterion. As of March 31, 2023, the unaudited financial information for the unconsolidated VIEs are as follows: held assets of $134,991 and liabilities of $450 and held assets of $383,616 and liabilities of $19,736. As of December 31, 2022, the unaudited financial information for the unconsolidated VIEs are as follows: held assets of $126,040 and liabilities of $0 and held assets of $861,924 and liabilities of $358,586, respectively.

Noncontrolling Interest—Noncontrolling interest represents the share of consolidated entities owned by third parties. At the date of formation or upon acquisition, the Company recognizes noncontrolling interest on the condensed consolidated balance sheet at an amount equal to the noncontrolling interest’s proportionate share of the relative fair value of any assets and liabilities acquired. Noncontrolling interest is subsequently adjusted for the noncontrolling shareholder’s additional contributions, distributions, and the shareholder’s share of the net earnings or losses of each respective consolidated entity.

Net income of a consolidated entity is allocated to noncontrolling interests based on the noncontrolling shareholder’s ownership interest during the period. The net income or loss that is not attributable to the Company is reflected in net income (loss) attributable to noncontrolling interests in the Condensed Consolidated Statement of Operations and Comprehensive Income.

Use of Estimates—The preparation of U.S. GAAP financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes therein, disclosure of contingent assets and liabilities at the date of financial statements, and the reports amounts of revenue and expenses during the reporting periods. Company’s estimates, judgments, and assumptions are continually evaluated based on available information and experience. Because of the use of estimates inherent in the financial reporting process, actual results could differ from the estimates. Estimates are used when accounting for revenue recognition and related costs, the selection of useful lives of property and equipment, valuation of other receivables, valuation of life settlement policies, valuation of other investments and available-for-sale securities, valuation of long-term debt, impairment testing, income taxes, and legal reserves.

Life Insurance Settlement Policies—The Company accounts for its holdings of life insurance settlement policies in accordance with ASC 325-30, Investments in Insurance Contracts. The Company accounts for life settlement policies purchased that we intend to hold to maturity at fair value and life settlement policies that we intend to trade in the near term at cost plus premiums paid.

The Company follows ASC 820, Fair Value Measurements and Disclosures, in estimating the fair value of its life insurance policies held at fair value. ASC 820 defines fair value as an exit price representing the amount that would be received if an asset were sold or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the guidance establishes a three-level, fair value hierarchy that prioritizes the inputs used to measure fair value. Level 1 relates to quoted prices in active markets for identical assets or liabilities. Level 2 relates to observable inputs other than quoted prices included in Level 1. Level 3 relates to unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company’s valuation of life settlements is considered to be Level 3, as there is currently no active market where we are able to observe quoted prices for identical assets. The Company’s valuation model incorporates significant inputs that are not observable. See Note 10, “Fair Value Measurements.” For policies held at fair value, changes in fair value are reflected in operations in the period the change is calculated.

For policies held under the investment method, the Company tests the impairment if we become aware of information indicating that the carrying value plus undiscounted future premiums of a policy may not be recoverable. This information is gathered initially through extensive underwriting procedures at purchase of the settlement contract, as well as through periodic underwriting review that include medical reports and life expectancy evaluations. The policies held by the Company using the investment method are expected to be owned for a shorter-term and are actively marketed to potential buyers. The market feedback received through these interactions provides the Company with information related to a potential impairment. If a policy is determined to be impaired, the Company will adjust the carrying value to the fair value determined through the impairment analysis.

The Company accounts for cash proceeds from sale and maturity of life insurance settlement policies, as well as cash outflows for premium payments, as operating activities within the Condensed Consolidated Statements of Cash Flows.

Concentrations—Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, accounts receivable, and available-for-sale securities. The Company maintains its cash in bank deposit accounts with high-quality financial institutions, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on its cash and cash equivalents. For accounts receivable, the Company is exposed to credit risk in the event of nonpayment by customers to the extent of the amounts recorded on the accompanying condensed consolidated balance sheets. The Company extends different levels of credit to its customers and maintains allowance for doubtful accounts based upon the expected collectability of accounts receivable. The Company’s procedures for determining this allowance includes evaluating individual customer receivables, considering a customer’s financial condition, monitoring credit history and current economic conditions, and using historical experience applied to an aging of accounts.

Two related party customers accounted for 43% and 41% of the total accounts receivable as of March 31, 2023, and two related party customers accounted for 75% and 16% of the total accounts receivable as of December 31, 2022, respectively. The largest receivables balances are from related parties where exposed credit risk is low. As such, there is no allowance for doubtful accounts as of March 31, 2023, and December 31, 2022.

One customer accounted for 32% of active management revenue, while 33% of revenue related to two policies that matured that were accounted for under the investment method for the three months ended March 31, 2023. Two related party customers each accounted for 37% and 34% of the portfolio servicing revenue for the three months ended March 31, 2023. One customer accounted for 81% of the total revenues for the three months ended March 31, 2022.

3.	LIFE INSURANCE SETTLEMENT POLICIES

As of March 31, 2023, the Company holds 109 life settlement policies, of which 47 are accounted for under the fair value method and 62 are accounted for using the investment method (cost, plus premiums paid).

Aggregate face value of policies held at fair value is $79,991,884 as of March 31, 2023, with a corresponding fair value of $27,093,473. Aggregate face value of policies accounted for using the investment method is $121,063,955 as of March 31, 2023, with a corresponding carrying value of $35,899,041.

As of December 31, 2022, the Company holds 53 life settlement policies, of which 35 are accounted for under the fair value method and 18 are accounted for using the investment method (cost, plus premiums paid). Aggregate face value of policies held at fair value is $40,092,154 as of December 31, 2022, with a corresponding fair value of $13,809,352. Aggregate face value of policies accounted for using the investment method is $42,330,000 as of December 31, 2022, with a corresponding carrying value of $8,716,111.

At March 31, 2023, the Company did not have any contractual restrictions on its ability to sell policies, including those held as collateral for the issuance of long-term debt. See footnote 11, “Long-Term Debt.”

Life expectancy reflects the probable number of years remaining in the life of a class of persons determined statistically, affected by such factors as heredity, physical condition, nutrition, and occupation. It is not an estimate or an indication of the actual expected maturity date or indication of the timing of expected cash flows from death benefits. The following tables summarize the Company’s life insurance policies grouped by remaining life expectancy as of March 31, 2023:

Policies Carried at Fair Value—

Remaining Life Expectancy (Years)	Number of Life Insurance Policies	Face Value	Fair Value
0-1	—	$—	$—
1-2	1	200,000	160,000
2-3	10	1,344,314	852,376
3-4	5	8,600,000	5,623,396
4-5	3	8,938,340	2,834,048
Thereafter	28	60,909,230	17,623,653

	47	$79,991,884	$27,093,473

Policies accounted for using the investment method—

Remaining Life Expectancy (Years)	Number of Life Insurance Policies	Face Value	Carrying Value
0-1	1	$200,000	$332,833
1-2	4	2,000,000	1,130,356
2-3	6	13,900,000	6,926,622
3-4	6	26,901,065	10,637,604
4-5	8	12,674,000	2,099,774
Thereafter	37	65,388,890	14,771,852

	62	$121,063,955	$35,899,041

Estimated premiums to be paid by the Company for its portfolio accounted for using the investment method during each of the five succeeding calendar years and thereafter as of March 31, 2023, are as follows:

2023 remaining	$5,272,999
2024	7,115,444
2025	7,879,694
2026	6,189,149
2027	2,692,971
Thereafter	7,292,875

Total	$36,443,132

The Company is required to pay premiums to keep its portion of life insurance policies in force. The estimated total future premium payments could increase or decrease significantly to the extent that actual mortalities of insureds differ from the estimated life expectancies.

For policies accounted for under the investment method, the Company has not been made aware of information causing a material change to assumptions relating to the timing of realization of life insurance settlement proceeds. We have also not been made aware of information indicating impairment to the carrying value of policies.

4.	PROPERTY AND EQUIPMENT—NET

Property and equipment—net composed of the following:

	March 31, 2023	December 31, 2022
Furniture and fixtures	$19,444	$19,444
Leasehold improvements	5,902	5,902

Property and equipment—gross	25,346	25,346

Less: accumulated depreciation and amortization	(7,772)	(6,729)

Property and equipment—net	$17,574	$18,617

Depreciation expense for the three months ended March 31, 2023 and 2022, was $1,043 for both periods.

5.	AVAILABLE-FOR-SALE SECURITIES, AT FAIR VALUE

Convertible Promissory Note—The Company also holds convertible promissory notes in a separate unrelated insurance technology company. In November 2021, the Company purchased a $250,000 note and then purchased an additional note in January 2022 for $250,000 as part of the Tranche 5 offering (“Tranche 5 Promissory Note”). The Tranche 5 Promissory Note pays 6% interest per annum. The Tranche 5 Promissory Note matures on November 12, 2023 (“Maturity Date”) and will be paid in full as to outstanding principal and accrued interest on the Maturity Date unless the Tranche 5 Promissory Note converts prior to the 2023 Maturity Date. Conversion into preferred shares occurs if the technology company engages in an additional equity financing event that yields gross cash proceeds in excess of $1,000,000 (“Next Equity Financing”).

In October 2022, the Company purchased an additional convertible promissory note in the same unrelated insurance technology company for $500,000 as part of the Tranche 6 offering (“Tranche 6 Promissory Note” and collectively, the “Convertible Promissory Notes”). The Tranche 6 Promissory Note pays eight percent (8%) interest per annum and matures September 30, 2024 (“2024 Maturity Date”) and will be paid in full as to outstanding principal and accrued interest on the 2024 Maturity Date unless the Tranche 6

Promissory Note converts prior to the 2024 Maturity Date. Conversion into preferred shares occurs if the technology company engages in an additional equity financing event that yields gross cash proceeds in excess of $5,000,000 (“Next Round Securities”).

The Company applies the available-for-sale method of accounting for its investment in the Convertible Promissory Notes, which are debt investments. The Convertible Promissory Note does not qualify for either the held-to-maturity method due to the Convertible Promissory Notes’ conversion rights or the trading securities method because the Company holds the Convertible Promissory Notes as a long-term investment. The Convertible Promissory Notes are measured at fair value at each reporting period-end. Unrealized gains and losses are reported in other comprehensive income until realized. As of December 31, 2022, the Company evaluated the fair value of its investment and determined that the fair value approximates the carrying value of $1,000,000 and there was no unrealized gain or loss recorded.

6.	OTHER INVESTMENTS AND OTHER NONCURRENT ASSETS

Other Investments:

Convertible Preferred Stock Ownership—The Company owns convertible preferred stock in two entities, further described below.

On July 22, 2020, the Company purchased 224,551 units of an unrelated insurance technology company’s Series Seed Preferred units for $750,000 (“Seed Units”). During December 2022, the Company agreed to purchase 119,760 Series Seed Preferred Units for $400,000 in cash consideration by way of eight monthly payments of $50,000 starting December 15, 2022, resulting in a total of $950,000 investment as of March 31, 2022. Upon conversion, the Seed Units held by the Company would represent 8.6% control in the technology company.

On December 21, 2020, the Company purchased 207,476 shares of a separate unrelated insurance technology company’s Series B-1 preferred stock for $500,000 (“Preferred Shares”). The Preferred Shares are convertible into voting common stock of the technology company at the option of the Company. Upon conversion, the Preferred Shares would represent less than 1% control in the technology company.

The Company applies the measurement alternative for its investments in the Seed Units and Preferred Shares because these investments are of an equity nature, and the Company does not have the ability to exercise significant influence over operating and financial policies of entities even in the event of conversion of the Seed Units or Preferred Shares. Under the measurement alternative, the Company records the investment based on original cost, less impairments, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the investee. The Company’s share of income or loss of such companies is not included in the Company’s Condensed Consolidated Statements of Operations and Comprehensive Income. The Company tests its investments for impairment whenever circumstances indicate that the carrying value of the investment may not be recoverable. No impairment of investments occurred for the three months ended March 31, 2023 and 2022.

Other Noncurrent Assets- at fair value:

S&P Options—The Company owns S&P 500 put and call options that were purchased through a broker as an economic hedge related to the market-indexed debt instruments included in the long-term debt note. The value is based on shares owned and quoted market prices in active markets. Changes in fair value are recorded in the Unrealized Loss on Investments line item on the income statement.

7.	CONSOLIDATION OF VARIABLE INTEREST ENTITIES

The Company consolidates VIEs for which it is the primary beneficiary or VOEs for which it controls through a majority voting interest or other arrangement. See Note 2 for more information on how the Company evaluates an entity for consolidation.

The Company evaluated any entity in which it had a variable interest upon formation to determine whether the entity should be consolidated. The Company also evaluated the consolidation conclusion during each reconsideration event, such as changes in the governing documents or additional equity contributions to the entity. During the three months ended March 31, 2023, the Company consolidated LMA Income Series II, LP and LMA Income Series II, GP, LLC, which had total assets and liabilities of $3,469,448. For the year ended December 31, 2022, the Company consolidated LMX, Longevity Market Advisors and LMA Income Series, LP, which had total assets and liabilities of $30,073,972 and $27,116,762, respectively. The Company did not deconsolidate any entities during the period ended March 31, 2023, or during the year ended December 31, 2022.

For the three months ended March 31, 2023, the Company held total assets of $518,607 and liabilities of $20,186, in unconsolidated VIEs. As of December 31, 2022, the Company held total assets of $987,964 and liabilities of $358,586 in unconsolidated VIEs.

8.	SEGMENT REPORTING

Segment Information—The Company organizes its business into two reportable segments (1) Portfolio Servicing and (2) Active Management, which generate revenue in different manners.

This segment structure reflects the financial information and reports used by the Company’s management, specifically its chief operating decision maker (CODM), to make decisions regarding the Company’s business, including resource allocations and performance assessments, as well as the current operating focus in compliance with ASC 280, Segment Reporting. The Company’s CODM is the President and Chief Executive Officer.

The Portfolio Servicing segment generates revenues by providing policy services to customers on a contract basis.

The Active Management segment generates revenues by buying, selling, and trading policies and maintaining policies through to death benefit. The Company’s reportable segments are not aggregated.

The Company’s method for measuring profitability on a reportable segment basis is gross profit. The CODM does not review asset information related to investments nor expenditures incurred for long-lived assets given the Company’s investments are recognized using the measurement alternative, and the Company’s long-lived assets are immaterial to the condensed consolidated financial statements.

Revenue related to the Company’s reporting segments for the three-month periods ended March 31, 2023, and March 31, 2022, is as follows:

	Three Months Ended March 31,
	2023	2022
Portfolio servicing	$302,871	$570,905
Active management	9,970,518	9,306,492

Total revenue	$10,273,389	$9,877,397

Information related to the Company’s reporting segments for the three-month periods ended March 31, 2023 and March 31, 2022 is as follows:

	Three Months Ended March 31,
	2023	2022
Portfolio servicing	$(22,243)	$388,449
Active management	9,806,082	8,068,992

Total gross profit	9,783,839	8,457,441

Sales and marketing	(729,004)	(630,000)

	Three Months Ended March 31,
	2023	2022
General, administrative and other	(696,892)	(641,205)
Depreciation	(1,043)	(1,043)
Other expense	(210,432)	(114,792)
Interest (expense) income	(349,926)	—
Gain on change in fair value of debt	(953,433)	(41,634)
Unrealized gain (loss) on investments	125,220	(15,953)
Income tax benefit	656,467	—
Net loss attributable to non-controlling interests	460,707	—

Net income attributable to Longevity Market Assets, LLC before tax	$8,085,503	$7,012,813

9.	COMMITMENTS AND CONTINGENCIES

Legal Proceedings—Occasionally, the Company may be subject to various proceedings, lawsuits, disputes, or claims. The Company investigates these claims as they arise and accrues a liability when losses are probable and reasonably estimable. Although claims are inherently unpredictable, the Company is currently not aware of any matters that, if determined adversely to the Company, would individually, or taken together, have a material adverse effect on the Company’s business, financial position, results of operations, or cash flows.

Commitment—The Company has entered into a Strategic Services and Expenses Support Agreement (“Expense Support Agreement”) with two commonly owned full-service origination, servicing, and investment providers (the “Providers”) in exchange for an option to purchase the outstanding equity ownership of the Providers. Pursuant to the Expense Support Agreement, LMA provides financial support and advice for the expenses of the Providers incurred in connection with their life settlement transactions businesses and the Providers are required to hire a life settlement transactions operations employee of an affiliate of LMA. No later than December 1 of each calendar year, LMA provides a budget for the Providers, in which LMA commits to extend financial support for all operating expenses up to the budgeted amount. “Operating Expenses” for purposes of the Expense Support Agreement means all annual operating expenses of the Providers incurred in the ordinary course of business, excluding the premiums paid for the Providers insurance coverages that are allocable to the insurance coverage provided to Institutional Life Holdings, LLC, which owns all the outstanding membership interests of the Providers if unrelated to the Providers settlement businesses.

For the year ended December 31, 2022, LMA incurred $347,013 of expenses related to the Expense Support Agreement, which is included in the Other (expense) line of the Condensed Consolidated Statements of Operations and Comprehensive Income and have not been reimbursed by the Providers. For the three months ended March 31, 2023, LMA incurred $29,721, related to expenses, which is included in the Other (expense) line of the Condensed Consolidated Statements of Operations and Comprehensive Income and have not been reimbursed by the Providers.

10.	FAIR VALUE MEASUREMENTS

The Company determines fair value based on assumptions that market participants would use in pricing an asset or a liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•	Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•	Level 2 inputs: Other than quoted prices in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•

Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

Recurring Fair Value Measurements—The assets and liabilities measured at estimated fair value on a recurring basis and their corresponding placement in the fair value hierarchy are presented in the tables below.

	Fair Value Hierarchy
As of March 31, 2023	Level 1	Level 2	Level 3	Total
Assets:
Life settlement policies	$—	$—	$27,093,473	$27,093,473
Available-for-sale securities, at fair value	—	—	1,000,000	1,000,000
Other investments	—	—	1,450,000	1,450,000
S&P 500 options	1,050,420	—	—	1,050,420

Total assets held at fair value	$1,050,420	$—	$29,543,473	$30,593,893

Liabilities:
Long-term debt	$—	$—	$37,401,688	$37,401,688

Total liabilities held at fair value:	$—	$—	$37,401,688	$37,401,688

	Fair Value Hierarchy
As of December 31, 2022	Level 1	Level 2	Level 3	Total
Assets:
Life settlement policies	$—	$—	$13,809,352	$13,809,352
Available-for-sale securities, at fair value	—	—	1,000,000	1,000,000
Other investments	—	—	1,300,000	1,300,000
S&P 500 options	890,829	—	—	890,829

Total assets held at fair value	$890,829	$—	$16,109,352	$17,000,181

Liabilities:
Long-term debt	$—	$—	$28,249,653	$28,249,653

Total liabilities held at fair value:	$—	$—	$28,249,653	$28,249,653

Life Settlement Policies—The Company separately accounts for each owned life settlement policy using either the fair value method, or investment method (cost, plus premiums paid). The valuation method is chosen upon contract acquisition and is irrevocable.

For policies carried at fair value, the Company utilizes valuation services of third-party actuarial firm, who value the contracts using Level 3 unobservable inputs, including actuarial assumptions, such as life expectancies and cash flow discount rates. The valuation model is based on a discounted cash flow analysis and is sensitive to changes in the discount rate used. The Company utilizes a discount rate of 14% for policy valuation, which is based on economic and company-specific factors.

Subsequent to the reporting date, the Company sold 4 policies carried at fair value. As of March 31, 2023, the Company valued these 4 policies using the price at the time of sale. Valuing the 4 policies using the takeout price resulted in a decrease in valuation of $1,932,743 compared to the third-party valuation.

For life settlement policies carried using the investment method, the Company measures these at the cost of the policy plus premiums paid. The policies accounted for using the investment method totaled $35,899,041 at March 31, 2023 and $8,716,111 at December 31, 2022, respectively.

Discount Rate Sensitivity—Changes in the 14% discount rate on the death benefit and premiums used to estimate the policies issued under LMATT Series 2024, Inc., LMATT Series 2.2024, Inc., LMATT Growth and Income Series 1.2026, Inc., and LMA Income Series, LP (“LMATT Policies”) fair value has been analyzed. If the discount rate increased or decreased by 2 percentage points and the other assumptions used to estimate fair value remained the same, the change in estimated fair value as of March 31, 2023, would be as follows:

As of March 31, 2023 Rate Adjustment	Fair Value	Change in Fair Value
+2%	$24,776,181	$(2,317,292)
No change	27,093,473	—
-2%	29,811,641	2,718,168

Credit Exposure to Insurance Companies—The following table provides information about the life insurance issuer concentrations that exceed 10% of total death benefit or 10% of total fair value of the Company’s life insurance policies as of March 31, 2023:

Carrier	Percentage of Face Value	Percentage of Fair Value	Carrier Rating
American General Life Insurance Company	14%	13%	A
ReliaStar Life Insurance Company	7	13	A
Principal Life	17	21	A+
Lincoln National Life Insurance Company	13	10	A+
Equitable	11	8	A

The following table provides a roll forward of the fair value of life insurance policies for the three months-ended March 31, 2023:

Fair value at December 31, 2022	$13,809,352

Policies purchased	19,990,000

Realized gain (loss) on matured/sold policies	601,256
Premiums paid	(216,037)
Unrealized gain(loss) on held policies	1,192,865

Change in estimated fair value	1,578,084

Matured/sold policies	(8,500,000)
Premiums paid	216,037

Fair value at March 31, 2023	$27,093,473

Long-Term Debt—See Note 11. “Long-Term Debt” for background information on the market-indexed debt. The Company has elected the fair value option in accounting for the instruments. Fair value is determined using Level 3 inputs. The valuation methodology is based on the Black-Scholes-Merton option-pricing formula and a discounted cash flow analysis. Inputs to the Black-Scholes-Merton model include (i) the S&P 500 Index price, (ii) S&P 500 Index volatility, (iii) a risk-free rate based on data published by the US Treasury, and (iv) a term assumption based on the contractual term of the LMATT Notes. The discounted cash flow analysis includes a discount rate that is based on the implied discount rate developed by calibrating a valuation model to the purchase price on the initial investment date. The implied discount rate is evaluated for reasonableness by benchmarking it to yields on actively traded comparable securities.

The total change in fair value of the debt resulted in a gain of $1,103,876. This gain is comprised of $85,382, net of tax, which is included within accumulated other comprehensive income and $26,931 net of tax, which is included in equity of noncontrolling interests resulting from risk-adjusted valuation scenarios. The Company recognized a gain of $953,433 on the change in fair value of the debt resulting from risk-free valuation scenarios, which is included within Change in fair value of debt within the Condensed Consolidated Statement of Operations and Comprehensive Income for the three months ended March 31, 2023.

The following table provides a roll forward of the fair value of the issued notes for the three months ended March 31, 2023:

Fair value at December 31, 2022	$28,249,653

Debt issued to third parties	$8,048,159

Unrealized gain on change in fair value (risk-free)	953,433
Unrealized gain on change in fair value (credit-adjusted)	150,443

Change in estimated fair value	1,103,876

Fair value at March 31, 2023	$37,401,688

Other Noncurrent Assets: S&P 500 Options—In February 2022, LMATT Series 2024, Inc., which the Company consolidates for financial reporting, purchased and sold S&P 500 call and put options through a broker. The Company purchased and sold additional S&P 500 call options through a broker in September 2022 through their 100% owned and fully consolidated subsidiaries LMATT Growth Series 2.2024, Inc. and LMATT Growth and Income Series 1.2026, Inc. The options are exchange traded, and fair value is determined using Level 1 inputs of quoted market prices as of the condensed consolidated balance sheet date. Changes in fair value are classified as unrealized (gain)/loss on investments within the Condensed Consolidated Statement of Operations and Comprehensive Income.

Financial Instruments Measured at Fair Value on a Nonrecurring Basis—The following financial assets, composed of equity securities without readily determinable fair values, are adjusted to fair value when observable price changes are identified, or an impairment charge is recognized. Such fair value measurements are based predominantly on Level 3 inputs.

Available-for-Sale Investment—The Convertible Promissory Notes are classified as available-for-sale securities. Available-for-sale investments are subsequently measured at fair value. Unrealized holding gains and losses are excluded from earnings and reported in other comprehensive income until realized. The Company determines fair value of its available-for-sale investments using unobservable inputs by considering the initial investment value, next round financing, and the likelihood of conversion or settlement based on the contractual terms in the agreement. The Company initially purchased a $250,000 convertible promissory note from the issuer in 2021 and then on January 7, 2022, the Company purchased an additional $250,000 convertible promissory note from the same issuer and then an additional $500,000 in October 2022. As of March 31, 2023 and December 31, 2022, the Company evaluated the fair value of its Convertible Promissory Notes and determined that the fair value approximates the carrying value of $1,000,000 and $1,000,000, respectively.

Other Investments—The Company determines fair value using Level 3 inputs under the measurement alternative. These investments are recorded at cost, minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. Impairment is assessed qualitatively. As of March 31, 2023, and December 31, 2022, the Company did not identify any impairment indictors and determined that the carrying value of $1,450,000 and $1,300,000 is the fair value for these equity investments in privately held companies, given that there have been no observable price changes.

Long-Term Debt – LMATT 1.2026 Issuance—The Company has issued $400,000 in market-indexed note, which include participation in S&P 500 index returns and offer downside market protection. See additional information in the Long-Term Debt footnote. The company evaluates the fair value the note using Level 3 unobservable inputs. As of March 31, 2023, the Company evaluated the fair value of the note and determined that the fair value approximates the carrying value of $400,000.

Financial Instruments Where Carrying Value Approximates Fair Value—The carrying value of cash, cash equivalents, accounts receivables, and due to affiliates approximates fair value due to the short-term nature of their maturities.

11.	LONG-TERM DEBT

Long-term debt comprises of the following:

	Three Months Ended March 31, 2023		Year Ended December 31, 2022
	Cost	Fair value	Cost	Fair value
Market-indexed notes:
LMATT Series 2024, Inc.	$9,866,900	$8,872,745	$9,866,900	$8,067,291
LMATT Series 2.2024, Inc.	2,333,391	2,652,435	2,333,391	2,354,013
LMATT Growth & Income Series 1.2026, Inc	400,000	400,000	400,000	400,000
Secured borrowing:
LMATT Income Series, LP	21,889,444	22,007,060	17,428,349	17,428,349
LMATT Income Series II, LP	3,469,448	3,469,448	—	—

Total long-term debt	$37,959,183	$37,401,688	$30,028,640	$28,249,653

LMATT Series 2024, Inc. Market-Indexed Notes:

On March 31, 2022, LMATT Series 2024, Inc., which the Company consolidates for financial reporting, issued $10,166,900 in market-indexed private placement notes. The notes, titled the Longevity Market Assets Target-Term Series (LMATTS) 2024, is a market-indexed instrument designed to provide upside performance exposure of the S&P 500 Index, while limiting downward exposure. Upon maturity of the notes in 2024, the principal, plus the return based upon the S&P 500 Index must be paid. The notes has a feature to protect debt holders from market downturns, up to 40%. Any subsequent losses below the 40% threshold will reduce the notes on a one-to-one basis. As of March 31, 2023, $9,866,900 of the principal amount remained outstanding.

The notes are held at fair value, which represents the exit price, or anticipated price to transfer the liability to a third party. As of March 31, 2023, the fair value of the LMATT Series 2024, Inc. notes were $8,872,745.

The notes are secured by the assets of the issuing entities, which includes cash, S&P 500 options, and life settlement policies totaling $10,884,357 as of March 31, 2023. The notes’ agreements do not restrict the trading of life settlement contracts prior to maturity of the notes, as total assets of the issuing companies are considered as collateral. There are also no restrictive covenants associated with the notes with which the entities must comply.

LMATT Series 2.2024, Inc. Market-Indexed Notes:

On September 16, 2022, LMATTS Series 2.2024, Inc., a 100% owned subsidiary which the Company consolidates for financial reporting issued $2,333,391 in market-indexed private placement notes. The notes, titled the Longevity Market Assets Target-Term Growth Series 2.2024, Inc. (“LMATTSTM Series 2.2024,

Inc.”) are market-indexed instruments designed to provide upside performance exposure of the S&P 500 Index, while limiting downward exposure. Upon maturity of the notes in 2024, the principal, plus the return based upon the S&P 500 Index must be paid. The notes has a feature to provide upside performance participation that is capped at 120% of the performance of the S&P 500. A separate layer of the notes has a feature to protect debt holders from market downturns by up to 20% if the index price experiences a loss during the investment period. After the underlying index has decreased in value by more than 20%, the investment will experience all subsequent losses on a one-to-one basis. As of March 31, 2023, the entire principal amount remained outstanding.

The notes are held at fair value, which represents the exit price, or anticipated price to transfer the liability to a third party. As of March 31, 2023, the fair value of the LMATT Series 2.2024, Inc. notes were $2,652,435.

The notes are secured by the assets of the issuing entity, LMATT Series 2.2024, Inc., which includes cash, S&P 500 options, and life settlement policies totaling $3,070,908 as of March 31, 2023. The note agreements do not restrict the trading of life settlement contracts prior to maturity of the notes, as total assets of the issuing company are considered as collateral. There are also no restrictive covenants associated with the notes with which the entity must comply.

LMATT Growth and Income Series 1.2026, Inc. Market-Indexed Notes:

Additionally, on September 16, 2022, LMATT Growth and Income Series 1.2026, Inc., a 100% owned subsidiary which the Company consolidates for financial reporting issued $400,000 in market-indexed private placement notes. The notes, titled the Longevity Market Assets Target-Term Growth and Income Series 1.2026, Inc (“LMATTSTM Growth and Income Series 1.2026, Inc.”) are market-indexed instruments designed to provide upside performance exposure of the S&P 500 Index, while limiting downward exposure. Upon maturity of the notes in 2026, the principal, plus the return based upon the S&P 500 Index must be paid. The notes have a feature to provide upside performance participation that is capped at 140% of the performance of the S&P 500. A separate layer of the notes has a feature to protect debt holders from market downturns by up to 10% if the index price experiences a loss during the investment period. After the underlying index has decreased in value by more than 10%, the investment will experience all subsequent losses on a one-to-one basis. These notes also include 4% dividend features that will be paid annually. As of March 31, 2023, the entire principal amount remained outstanding.

The notes are held at fair value, which represents the exit price, or anticipated price to transfer the liability to a third party. As of March 31, 2023, the fair value of the LMATT Growth and Income Series 1.2026, Inc., notes were $400,000.

The notes are secured by the assets of the issuing entity, LMATT Growth and Income Series 1.2026, Inc., which includes cash, S&P 500 options, and life settlement policies totaling $622,257 as of March 31, 2023. The note agreements do not restrict the trading of life settlement contracts prior to maturity of the notes, as total assets of the issuing company are considered as collateral. There are also no restrictive covenants associated with the notes with which the entity must comply.

See additional fair value considerations within the Fair Value footnote.

LMA Income Series, LP and LMA Income Series, GP LLC Secured Borrowing

LMA Income Series, GP, LLC, wholly owned and controlled by that LMA Series, LLC, formed a limited partnership, LMA Income Series, LP and issued partnership interests to limited partners in a private placement offering. The initial term of the offering is three years with the ability to extend for two additional one-year periods at the discretion of the general partner, LMA Income Series, GP, LLC. The limited partners will receive an annual dividend of 6.5% paid quarterly and 25% of returns in excess of a 6.5% internal rate of return capped at 15% net internal rate of return. The general partner will receive 75% of returns in excess of a 6.5% internal rate of return to limited partners then 100% in excess of a 15% net internal rate of return.

It was determined that LMA Series, LLC is the primary beneficiary of LMA Income Series, LP and thus has fully consolidated the limited partnership in its consolidated financial statements for the year ended December 31, 2022 and for the three months ended March 31, 2023.

The private placement offerings proceeds will be used to acquire an actively managed large and diversified portfolio of financial assets. LMA, through its consolidated subsidiaries, serves as the portfolio manager for the financial asset portfolio, which includes investment sourcing and monitoring. In this role, LMA has the unilateral ability to acquire and dispose of any of the above investments. As the partnership does not represent a business in accordance with ASC 810 and is a consolidated subsidiary that only holds financial assets, this represents a transfer subject to ASC 860-10. As the financial assets are not transferred outside the consolidated group, the proceeds from the offering shall be classified as a liability unless it meets the definition of a participating interest and the derecognition criteria in ASC 860 are met. The transferred interest did not meet the definition of a participating interest as LMA possesses the unilateral ability to direct the sale of the financial assets (ASC 860-10-50-6A(d)). In accordance with ASC 860-30-25-2, as the transfer of the financial assets did not meet the definition of a participating interest, LMA shall recognize the proceeds received from the offering as a secured borrowing.

LMA elected to account for the secured borrowing at fair value under the collateralized financing entity guidance within ASC 810-10-30. As of March 31, 2023, the fair value of the secured borrowing was $22,007,060.

LMA Income Series II, LP and LMA Income Series II, GP LLC Secured Borrowing

LMA Income Series II, GP, LLC, wholly owned and controlled by that LMA Series, LLC, formed a limited partnership, LMA Income Series II, LP and issued partnership interests to limited partners in a private placement offering. The initial term of the offering is three years with the ability to extend for two additional one-year periods at the discretion of the general partner, LMA Income Series II, GP, LLC. The limited partners will receive annual dividends equal to the Preferred Return Amounts as follows: Capital commitment less than $500,000, 7.5%; between $500,000 and $1,000,000, 7.75%; over $1,000,000, 8%. Thereafter, 100% of the excess will be paid to the General Partner.

It was determined that LMA Series, LLC is the primary beneficiary of LMA Income Series, LP and thus has fully consolidated the limited partnership in its consolidated financial statements for the year ended March 31, 2023.

The private placement offerings proceeds will be used to acquire an actively managed large and diversified portfolio of financial assets. LMA, through its consolidated subsidiaries, serves as the portfolio manager for the financial asset portfolio, which includes investment sourcing and monitoring. In this role, LMA has the unilateral ability to acquire and dispose of any of the above investments. As the partnership does not represent a business in accordance with ASC 810 and is a consolidated subsidiary that only holds financial assets, this represents a transfer subject to ASC 860-10. As the financial assets are not transferred outside the consolidated group, the proceeds from the offering shall be classified as a liability unless it meets the definition of a participating interest and the derecognition criteria in ASC 860 are met. The transferred interest did not meet the definition of a participating interest as LMA possesses the unilateral ability to direct the sale of the financial assets (ASC 860-10-50-6A(d)). In accordance with ASC 860-30-25-2, as the transfer of the financial assets did not meet the definition of a participating interest, LMA shall recognize the proceeds received from the offering as a secured borrowing.

LMA elected to account for the secured borrowing at fair value under the collateralized financing entity guidance within ASC 810-10-30. As of March 31, 2023, the fair value of the secured borrowing was $3,469,448.

12.	MEMBERS’ EQUITY

The Company is authorized to issue up to 5,000 units of par value common units. Holders of the Company’s common units are entitled to one vote for each share. As of March 31, 2023, and December 31, 2022, there were 5,000 shares of common units issued and outstanding. Holders of shares of the common units were entitled to receive, in the event of a liquidation, dissolution or winding up, ratably the assets available for distribution to the stockholders after payment of all liabilities

13.	EMPLOYEE BENEFIT PLAN

The Company has a defined contribution plan in the U.S. intended to qualify under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). The 401(k) Plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer up to 100% of their annual compensation on a pretax basis. For the year ended December 31, 2022, the Company elected to match 50% of employee contributions up to a maximum of 4% of eligible employee compensation. For the three months ended March 31, 2023 and 2022, the Company recognized expenses related to the 401(k) Plan amounting to $12,240 and $5,471, respectively.

14.	INCOME TAXES

As the Company elected to file as an S corporation for Federal and state income tax purposes, the Company incurred no Federal or state income taxes, except for income taxes recorded related to some of their consolidated variable interest entities and subsidiaries which are taxable C corporations. These VIE’s and subsidiaries include LMATT Series 2024, Inc., the wholly owned subsidiary of LMX, which is consolidated into LMA as a VIE, as well as LMATT Growth Series 2.2024, Inc., a wholly owned subsidiary of LMATT Growth Series, Inc., and LMATTS Growth and Income Series 1.2026, Inc., a wholly owned subsidiary of LMATT Growth and Income Series, Inc., all of which are 100% owned subsidiaries and fully consolidated. Accordingly, tax expense (benefit) is attributable to amounts for LMATT Series 2024, Inc, LMATT Growth Series, Inc. and LMATT Growth and Income Series, Inc.

For the three months ended March 31, 2023 and 2022, the Company recorded an income tax expense/(benefit) of $(656,467) and $0, respectively. The effective tax rate is (25.3)% for the three months ended March 31, 2023. The effective rate for the three months ended March 31, 2022 was 0% due to a full valuation allowance, given lack of sufficient evidence to generate future taxable income as of that date, offsetting any other federal or state impact.

The Company did not have any unrecognized tax benefits relating to uncertain tax positions as of March 31, 2023, and December 31, 2022, and did not recognize any interest or penalties related to uncertain tax position as of March 31, 2023, and December 31, 2022.

15.	RELATED-PARTY TRANSACTIONS

As of March 31, 2023 and December 31, 2022, $264,107 and $263,785 of due to affiliates, respectively were payable to the companies in which Company’s members own interest. As of March 31, 2023 and December 31, 2022, $3,752,983 and $2,904,646 was due from affiliates, respectively and were receivable from the companies in which the Company’s members own interest or are currently in negotiations with. The majority of the due from affiliate amount represents transaction costs incurred by the Company related to the planned business combination in which ERES has committed to reimburse the Company upon consummation of the merger.

The Company has a related-party relationship with Nova Trading (US), LLC (“Nova Trading”), a Delaware limited liability company and Nova Holding (US) LP, a Delaware limited partnership (“Nova Holding” and collectively with Nova Trading, the “Nova Funds”) as the owners of the Company jointly own 11% of the Nova Funds. The Company also earns service revenue related to policy and administrative services on behalf of Nova Funds. The servicing fee is equal to 50 basis points (0.50%) times the monthly invested amount in policies held by Nova Funds divided by 12. The Company earned $213,447 and $200,905, respectively, in service revenue related to Nova Funds for the three months ended March 31, 2023 and 2022.

The Company also uses Abacus to originate life settlement policies that it accounts for under the investment method. For the three months ended March 31, 2023, the Company incurred $3,178,902 in origination expenses for life settlement policies that are included as part of active management revenue, given that revenue is presented on a net basis.

As of March 31, 2023, and December 31, 2022, there were $67,900 and $196,289, respectively, in expense reimbursements owed from the Nova Funds, which are included as related-party receivables in the accompanying condensed consolidated balance sheets.

16.	LEASES

The Company’s ROU assets and lease liabilities for its operating lease consisted of the following amounts as of March 31, 2023 and December 31, 2022:

	Year Ended March 31, 2023	Year Ended December 31, 2022
Assets:
Operating lease right-of-use assets	$65,122	$77,011
Liabilities:
Operating lease liability, current	48,904	48,127
Operating lease liability, non-current	16,794	29,268

Total lease liability	$65,698	$77,395

The Company recognizes lease expense for its operating leases within general, administrative, and other expenses on the Company’s Consolidated Statements of Operations and Comprehensive Income. The Company’s lease expense for the periods presented consisted of the following:

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Operating lease cost	$12,471	$11,921
Variable lease cost	1,221	611

Total lease cost	$13,692	$12,532

The following table shows supplemental cash flow information related to lease activities for the periods presented:

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Cash paid for amounts included in the measurement of the lease liability
Operating cash flows from operating leases	$12,279	$11,921
ROU assets obtained in exchange for new lease liabilities	$—	$—

The table below shows a weighted-average analysis for lease terms and discount rates for all operating leases for the periods presented:

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Weighted-average remaining lease term (in years)	1.34	2.34
Weighted-average discount rate	3.36%	3.36%

Future minimum noncancelable lease payments under the Company’s operating leases on an undiscounted basis reconciled to the respective lease liability at March 31, 2023 are as follows:

Operating leases
Remaining of 2023	$37,576
2024	29,514
2025	—
2026	—
2027	—
Thereafter	—

Total operating lease payments (undiscounted)	67,090
Less: Imputed interest	(1,392)

Lease liability as of March 31, 2023	$65,698

17.	SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions from the condensed consolidated balance sheet date through May 19, 2023, the date at which the condensed consolidated financial statements were issued.

On March 31, 2023, the Company entered into a Purchase and Sale Agreement with various third-party funds to purchase policies that the Company intended to subsequently sell to a separate life insurance and investment firm. On April 6, 2023, the Company entered into a Purchase and Sale Agreement with the separate life insurance and investment firm to sell these policies accounted for under the investment method with a carrying value of $15,116,547. This transaction closed on April 6, 2023, where the funds that transferred from the sale of the policies were used to pay down the outstanding payable for the purchase of the policies and a gain was recorded for the difference between the purchase price and the carrying value of the policies.

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